Exhibit 99.1

eHealth, Inc. Announces Third Quarter 2007 Results

Third Quarter Highlights

•	Revenue of $23.0 million, up 38% on a GAAP basis and 44% on a non-GAAP basis year-over-year

•	Growth in estimated membership of 35% year-over-year

•	Operating margins increased to 21%

•	Pre-tax income of $6.2 million, up 121% year-over-year

•	Net income of $3.7 million, or $0.14 per diluted share

•	Cash flow from operations of $7.7 million, up 175% year-over-year

•	Company revises annual guidance; expects 2007 revenue range to increase to $87.2 to $88.0 million and operating cash flow range to increase to $22.5 to $24.5 million

MOUNTAIN VIEW, Calif.—November 1, 2007— eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the third quarter ended September 30, 2007.

“The results from the third quarter of 2007 demonstrate momentum across all major facets of our business. We see our market opportunity continuing to expand, an increasing inventory of quality health insurance products on our site, and growing recognition by consumers of the Internet as the best way to evaluate and purchase health insurance” said Gary Lauer, chief executive officer of eHealth.

Third Quarter Results

Revenue—Revenue totaled $23.0 million on a GAAP basis for the third quarter of 2007, a 38% increase compared to GAAP revenue of $16.7 million for the third quarter of 2006, and a 44% increase compared to non-GAAP revenue of $15.9 million for the third quarter of 2006. Non-GAAP revenue for the third quarter of 2006 excludes the recognition of $720,000 of previously deferred revenue that had accumulated during 2005 and the first six months of 2006.

Membership—Estimated membership at September 30, 2007 grew 35% over estimated membership at September 30, 2006. Total approved members during the quarter grew by 22% compared to the third quarter of 2006.

Operating Income—Operating income increased to $4.8 million for the third quarter of 2007, compared to operating income of $2.7 million for the third quarter of 2006. Operating margins were 21% in the third quarter of 2007, up from 16% in the third quarter of 2006. Non-GAAP operating income increased to $5.2 million for the third quarter of 2007, compared to non-GAAP operating income of $2.1 million for the third quarter of 2006. Non-GAAP operating margins were 23% in the third quarter of 2007, up from 13% in the third quarter of 2006. Non-GAAP operating income and margins in the third quarter of 2007 exclude $349,000 of stock-based compensation expense. Non-GAAP operating income and margins in the third quarter of 2006 exclude the recognition of $720,000 of previously deferred revenue, that had accumulated during 2005 and the first six months of 2006, and $144,000 of stock-based compensation expense.

Pre-tax Income—Pre-tax income for the third quarter of 2007 was $6.2 million, a 121% increase compared to pre-tax income of $2.8 million for the third quarter of 2006. The provision for income taxes for the third quarter of 2007 was $2.5 million, representing an effective tax rate of 40%, compared to the provision for income taxes in the third quarter of 2006 of $82,000, representing an effective tax rate of 3%. Non-GAAP pre-tax income increased to $6.6 million for the third quarter of 2007, compared to non-GAAP pre-tax income of $2.2 million for the third quarter of 2006, an increase of 194%. Non-GAAP pre-tax income in the third quarter of 2006 excludes the recognition of $720,000 of previously deferred revenue, that had accumulated during 2005 and the first six months of 2006, and $144,000 of stock-based compensation expense.

Net Income—Net income for the third quarter of 2007 was $3.7 million, or $0.14 per diluted share, compared to net income of $2.7 million, or $0.14 per diluted share, for the third quarter of 2006. Non-GAAP net income for the third quarter of 2007 was $4.1 million, or $0.15 per diluted share, compared to non-GAAP net income of $2.2 million, or $0.11 per diluted share, for the third quarter of 2006, an increase of 86%. Non-GAAP net income and non-GAAP net income per diluted share in the third quarter of 2007 exclude $349,000 of stock-based compensation expense, net of income tax effect. Non-GAAP net income and non-GAAP net income per diluted share in the third quarter of 2006 exclude the recognition of $720,000 of previously deferred revenue, that had accumulated during 2005 and the first six months of 2006, and $144,000 of stock-based compensation expense, net of income tax effect.

Cash Flow and Cash Balance—Cash flow from operations for the third quarter of 2007 was $7.7 million, compared to $2.8 million for the third quarter of 2006, representing an increase of 175%. Cash, cash equivalents and short-term marketable securities as of September 30, 2007 totaled $112.7 million, compared to $90.5 million as of December 31, 2006.

Year-to-Date Results

Revenue—Revenue totaled $63.6 million for the nine months ended September 30, 2007, a 45% increase compared to revenue of $43.9 million for the nine months ended September 30, 2006.

Operating Income—Operating income increased to $11.7 million for the nine months ended September 30, 2007, compared to operating income of $5.2 million for the nine months ended September 30, 2006. Operating margins were 18% in the nine months ended September 30, 2007, up from 12% in the nine months ended September 30, 2006.

Pre-tax Income—Pre-tax income for the nine months ended September 30, 2007 was $15.6 million, a 179% increase compared to pre-tax income of $5.6 million for the nine months ended September 30, 2006. The provision for income taxes for the nine months ended September 30, 2007 was $6.3 million, representing an effective tax rate of 41%, compared to the provision for income taxes in the nine months ended September 30, 2006 of $154,000, representing an effective tax rate of 3%.

Net Income—Net income for the nine months ended September 30, 2007 was $9.2 million, or $0.36 per diluted share, compared to net income of $5.4 million, or $0.28 per diluted share, for the nine months ended September 30, 2006.

Cash Flow—Cash flow from operations increased to $18.3 million for the nine months ended September 30, 2007, compared to $6.5 million in the nine months ended September 30, 2006.

Updated Guidance

eHealth is providing updated guidance for its full year ending December 31, 2007, based on information currently available:

•	Total revenue is expected to be in the range of $87.2 million to $88.0 million, up from the company’s previously forecasted range of $85 million to $87 million.

•

Non-GAAP net income, excluding stock-based compensation expense, is expected to be in the range of $13.0 million to $14.0 million, up from the company’s previously forecasted range of $12.0 million to $13.5 million.

•

Non-GAAP earnings per diluted share, excluding stock-based compensation expense, is expected to be in the range of $0.51 to $0.55 per share, up from the company’s previously forecasted range of $0.47 to $0.52 per share.

•	Cash flow from operations is expected to be in the range of $22.5 million to $24.5 million, up from the company’s previously forecasted range of $21 million to $23 million.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, November 1, 2007 at 5:00 p.m. EDT / 2:00 p.m. PDT. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-713-8395 for domestic callers and 617-597-5309 for international callers. The participant passcode is 99673917. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is 14581602. The archived Webcast will also be available on the company’s website.

About eHealth, Inc.

eHealth, Inc. is the parent company of eHealthInsurance, the leading online source of health insurance for individuals, families and small businesses. eHealthInsurance presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers’ needs. eHealth and eHealthInsurance are registered trademarks of eHealthInsurance Services, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation’s first Internet-based sale of a health insurance policy. eHealth is headquartered in Mountain View, California. Additional information can be found on eHealth’s website, www.ehealthinsurance.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the momentum of eHealth’s business, the expansion of eHealth’s market opportunity, the increasing inventory of quality health insurance products on eHealth’s website, the growing recognition by consumers of the Internet as the best way to evaluate and purchase health insurance, and eHealth’s guidance for total revenue, net income, net income per diluted share and cash flow from operations for the year ended 2007. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with continued acceptance of the Internet as a medium for the purchase of health insurance, eHealth’s ability to continue to increase its membership base and expand its relationships with health insurance carriers and marketing partners, retention of eHealth’s members, increased rates of member turnover, changes in eHealth’s relationships with insurance carriers, system failures or capacity constraints, dependence upon Internet search engines to attract consumers who visit eHealth’s website, the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure, the effectiveness of eHealth’s marketing and public relations efforts, exposure to online commerce security risks, reliance on marketing partners for the sale of health insurance, competition, protection of intellectual property and intellectual property rights claims, regulatory penalties and negative publicity, compliance with insurance and other laws and regulations, and changes in laws and regulations. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. Other risks may be detailed from time to time in reports to be filed with the Securities and Exchange Commission. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share.

•

Non-GAAP revenue for the three months ended September 30, 2006, consists of GAAP revenue excluding the recognition of previously deferred revenue related a single health insurance carrier that, effective January 2005, changed its basis for calculating and reporting commission amounts from a percentage of the premium it collected to a percentage of the premium it billed. Since this was the first carrier to calculate and report commission amounts on this basis, eHealth initially did not have sufficient historical forfeiture experience to estimate and record an appropriate allowance for forfeitures as commission amounts were reported by the carrier. Accordingly, all commission amounts reported by the carrier in 2005 and the first six months of 2006 were deferred until the third quarter of 2006.

•

Non-GAAP operating income consists of GAAP operating income excluding the recognition of the previously deferred revenue described above in the third quarter of 2006 and the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006 and amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by non-GAAP total revenue.

•

Non-GAAP pre-tax income consists of GAAP pre-tax income excluding the recognition of the previously deferred revenue described above in the third quarter of 2006 and the effects of expensing stock-based compensation including the related income tax impact.

•

Non-GAAP net income consists of GAAP net income excluding the recognition of the previously deferred revenue described above in the third quarter of 2006 and the effects of expensing stock-based compensation including the related income tax impact.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the company’s operating results and facilitates comparisons of the company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the company’s ongoing operations. Externally, the company believes that these non-GAAP financial measures continue to be useful to investors in their assessment of the company’s operating performance and valuation.

Non-GAAP revenue, non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the revenue and costs associated with the operations of the company’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The company compensates for these limitations by prominently disclosing GAAP operating income, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

Investor Relations Contact:

Dede Sheel

Ashton Partners

(415) 869-5765

dsheel@ashtonpartners.com

www.ashtonpartners.com

Media Contact:

Stuart Huizinga

Senior Vice President and Chief Financial Officer

(650) 210-3180

stuart.huizinga@ehealth.com

www.ehealthinsurance.com

(Tables to Follow)

# # #

EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2006	September 30, 2007
	(1)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$90,316	$78,726
Short-term marketable securities	158	33,974
Accounts receivable	717	1,048
Deferred income taxes	2,257	358
Prepaid expenses and other current assets	1,926	2,659

Total current assets	95,374	116,765
Property and equipment, net	3,936	3,537
Deferred income taxes	5,165	744
Other assets	453	975

Total assets	$104,928	$122,021

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,440	$885
Accrued compensation and benefits	3,743	4,377
Accrued marketing expenses	1,647	2,423
Deferred revenue	62	277
Other current liabilities	1,979	2,435

Total current liabilities	8,871	10,397
Other non-current liabilities	317	255
Stockholders’ equity:
Common stock	22	24
Additional paid-in capital	159,576	165,763
Deferred stock-based compensation	(254)	(139)
Accumulated deficit	(63,655)	(54,420)
Accumulated other comprehensive income	51	141

Total stockholders’ equity	95,740	111,369

Total liabilities and stockholders’ equity	$104,928	$122,021

(1)	The condensed consolidated balance sheet at December 31, 2006 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Revenue:
Commission	$15,867	$21,313	$42,423	$59,486
Sponsorship, licensing and other	795	1,684	1,471	4,072

Total revenue	16,662	22,997	43,894	63,558
Operating costs and expenses:
Cost of revenue-sharing	411	427	894	1,245
Marketing and advertising (1)	5,798	7,309	15,804	21,021
Customer care and enrollment (1)	2,740	3,002	8,044	8,859
Technology and content (1)	2,668	3,108	7,321	9,025
General and administrative (1)	2,370	4,308	6,602	11,698

Total operating costs and expenses	13,987	18,154	38,665	51,848

Income from operations	2,675	4,843	5,229	11,710
Other income, net	145	1,403	357	3,849

Income before income taxes	2,820	6,246	5,586	15,559
Provision for income taxes	82	2,516	154	6,324

Net income	$2,738	$3,730	$5,432	$9,235

Net income per share:
Basic – common stock	$0.54	$0.16	$1.10	$0.41
Basic – Class A nonvoting common stock	$0.54	—	$1.10	—
Diluted – common stock	$0.14	$0.14	$0.28	$0.36
Diluted – Class A nonvoting common stock	$0.14	—	$0.28	—
Net income:
Allocated to common stock	$2,705	$3,730	$5,376	$9,235
Allocated to Class A nonvoting common stock	33	—	56	—

Net income	$2,738	$3,730	$5,432	$9,235

Weighted-average number of shares used in per share amounts:
Basic – common stock	4,974	23,517	4,903	22,643
Basic – Class A nonvoting common stock	61	—	51	—
Diluted – common stock	19,334	26,263	19,158	25,746
Diluted – Class A nonvoting common stock	61	—	51	—

(1) Includes stock-based compensation as follows:
Marketing and advertising	$21	$45	$32	$112
Customer care and enrollment	13	29	27	86
Technology and content	60	143	148	416
General and administrative	50	132	89	347

Total	$144	$349	$296	$961

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Operating activities
Net income	$2,738	$3,730	$5,432	$9,235
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	—	2,514	—	6,109
Depreciation and amortization	422	424	1,116	1,275
Stock-based compensation expense	144	350	296	962
Deferred rent	46	(24)	40	(22)
Loss on disposal of property and equipment	—	—	—	18
Changes in operating assets and liabilities:
Accounts receivable	(496)	(317)	(673)	(331)
Prepaid expenses and other current assets	90	262	(224)	184
Other assets	(27)	(296)	(29)	(523)
Accounts payable	291	(186)	198	(302)
Accrued compensation and benefits	170	280	(192)	(67)
Accrued marketing expenses	124	322	701	776
Deferred revenue	(747)	70	(464)	215
Other current liabilities	47	582	292	753

Net cash provided by operating activities	2,802	7,711	6,493	18,282

Investing activities
Purchases of property and equipment	(1,321)	(300)	(1,738)	(1,053)
Proceeds from the sale of property and equipment	—	14	—	14
Changes in restricted investments	(1)	—	(3)	—
Purchases of short-term marketable securities	—	(19,195)	—	(36,520)
Sales of short-term marketable securities	—	2,156	—	2,156
Maturities of short-term marketable securities	—	500	—	588

Net cash used in investing activities	(1,322)	(16,825)	(1,741)	(34,815)

Financing activities
Costs incurred in connection with initial public offering	(538)	—	(1,909)	(252)
Net proceeds from exercise of common stock options	61	2,446	439	5,343
Principal payments in connection with capital leases	(68)	(37)	(72)	(212)

Net cash provided by (used in) financing activities	(545)	2,409	(1,542)	4,879

Effect of exchange rate changes on cash and cash equivalents	13	22	16	64

Net increase (decrease) in cash and cash equivalents	948	(6,683)	3,226	(11,590)
Cash and cash equivalents at beginning of period	11,693	85,409	9,415	90,316

Cash and cash equivalents at end of period	$12,641	$78,726	$12,641	$78,726

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2007
Key Metrics:
Operating cash flows (1)	$2,802,000	$7,711,000

IFP submitted applications (2)	78,200	97,900
IFP approved members (3)	68,000	83,600
Total approved members (4)	102,400	125,300

Total revenue (5)	$16,662,000	$22,997,000
Total revenue per estimated member for the period (6)	$46.14	$48.16

	As of September 30, 2006	As of September 30, 2007
IFP estimated membership (7)	297,400	408,100
Total estimated membership (8)	363,000	491,300

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2007
Marketing and advertising expenses (9)	$5,798,000	$7,309,000
Marketing and advertising as a percentage of total revenue (10)	35%	32%
Other Metrics:
Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (11)	39%	40%
Marketing partners (12)	34%	31%
Online advertising (13)	27%	29%

Total	100%	100%

Acquisition cost per individual on IFP submitted applications (14)	$48.67	$49.07

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.

(2)	Individual and Family Product (“IFP”) applications submitted on eHealth’s website during the period.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(5)	Total revenue recognized during the period (all sources) from the condensed consolidated statements of operations.

(6)	Calculated as total revenue recognized during the period (see note (5)) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two).

(7)	Estimated number of members active on IFP insurance policies as of the date indicated.

(8)	Estimated number of members active on all insurance policies as of the date indicated.

(9)	Marketing and advertising expenses for the period from the condensed consolidated statements of operations.

(10)	Calculated as marketing and advertising expenses for the period (see note (9)) divided by total revenue for the period (see note (5)).

(11)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithm search engine results or otherwise.

(12)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners.

(13)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities.

(14)	Calculated as marketing and advertising expenses for the period (see note (9)) divided by the number of individuals on IFP applications completed on eHealth’s website during the period.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007

(In thousands, except per share amounts, unaudited)

Statement of Operations Reconciliation

	Three Months Ended September 30, 2007
	GAAP Reported	Adjustments	Non-GAAP Results	Percent of Total Revenue
Revenue:
Commission	$21,313	$—	$21,313	93%
Sponsorship, licensing and other	1,684	—	1,684	7

Total revenue	22,997	—	22,997	100
Operating costs and expenses:
Cost of revenue-sharing	427	—	427	2
Marketing and advertising (1)	7,309	(45)	7,264	31
Customer care and enrollment (1)	3,002	(29)	2,973	13
Technology and content (1)	3,108	(143)	2,965	13
General and administrative (1)	4,308	(132)	4,176	18

Total operating costs and expenses	18,154	(349)	17,805	77

Income from operations	4,843	349	5,192	23
Other income, net	1,403	—	1,403	6

Income before income taxes	6,246	349	6,595	29
Provision for income taxes (2)	2,516	20	2,536	11

Net income	$3,730	$329	$4,059	18%

Net income per share:
Basic – common stock	$0.16	$0.01	$0.17
Diluted – common stock	$0.14	$0.01	$0.15
Weighted-average number of shares used in per share amounts:
Basic – common stock	23,517	23,517	23,517
Diluted – common stock	26,263	26,263	26,263

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	Non-GAAP results exclude the income tax impact of the stock-based compensation expense listed in item (1) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006

(In thousands, except per share amounts, unaudited)

Statement of Operations Reconciliation

	Three Months Ended September 30, 2006
	GAAP Reported	Adjustments	Non-GAAP Results	Percent of Total Revenue
Revenue:
Commission (1)	$15,867	$(720)	$15,147	95%
Sponsorship, licensing and other	795	—	795	5

Total revenue	16,662	(720)	15,942	100
Operating costs and expenses:
Cost of revenue-sharing	411	—	411	3
Marketing and advertising (2)	5,798	(21)	5,777	36
Customer care and enrollment (2)	2,740	(13)	2,727	17
Technology and content (2)	2,668	(60)	2,608	16
General and administrative (2)	2,370	(50)	2,320	15

Total operating costs and expenses	13,987	(144)	13,843	87

Income from operations	2,675	(576)	2,099	13
Other income, net	145	—	145	1

Income before income taxes	2,820	(576)	2,244	14
Provision for income taxes (3)	82	(17)	65	0

Net income	$2,738	$(559)	$2,179	14%

Net income per share:
Basic – common stock	$0.54	$(0.11)	$0.43
Basic – Class A nonvoting common stock	$0.54	$(0.11)	$0.43
Diluted – common stock	$0.14	$(0.03)	$0.11
Diluted – Class A nonvoting common stock	$0.14	$(0.03)	$0.11
Net income:
Allocated to common stock	$2,705	$(552)	$2,153
Allocated to Class A nonvoting common stock	33	(7)	26

Net income	$2,738	$(559)	$2,179

Weighted-average number of shares used in per share amounts:
Basic – common stock	4,974	4,974	4,974
Basic – Class A nonvoting common stock	61	61	61
Diluted – common stock	19,334	19,334	19,334
Diluted – Class A nonvoting common stock	61	61	61

Explanation of adjustments

(1)	Included in deferred revenue at June 30, 2006 were commission amounts reported and paid by a single health insurance carrier that, effective January 2005, changed its basis for calculating and reporting commission amounts from a percentage of the premium it collected to a percentage of the premium it billed. Since this was the first carrier to calculate and report commission amounts on this basis, eHealth initially did not have sufficient historical forfeiture experience to estimate and record an appropriate allowance for forfeitures as commission amounts were reported by the carrier. Accordingly, all commission amounts reported by the carrier in 2005 and the first six months of 2006, which totaled $720,000, were deferred.

During the three months ended September 30, 2006, eHealth determined that it had sufficient experience to estimate an allowance for forfeitures for this health insurance carrier. Accordingly, during the three months ended September 30, 2006, eHealth recognized $720,000 of commission revenue, which had been previously deferred.

(2)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(3)	Non-GAAP results exclude the income tax impact of the commission revenue in item (1) above and the stock-based compensation expense listed in item (2) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

(In thousands, except per share amounts, unaudited)

Statement of Operations Reconciliation

	Nine Months Ended September 30, 2007
	GAAP Reported	Adjustments	Non-GAAP Results	Percent of Total Revenue
Revenue:
Commission	$59,486	$—	$59,486	94%
Sponsorship, licensing and other	4,072	—	4,072	6

Total revenue	63,558	—	63,558	100
Operating costs and expenses:
Cost of revenue-sharing	1,245	—	1,245	2
Marketing and advertising (1)	21,021	(112)	20,909	33
Customer care and enrollment (1)	8,859	(86)	8,773	14
Technology and content (1)	9,025	(416)	8,609	13
General and administrative (1)	11,698	(347)	11,351	18

Total operating costs and expenses	51,848	(961)	50,887	80

Income from operations	11,710	961	12,671	20
Other income, net	3,849	—	3,849	6

Income before income taxes	15,559	961	16,520	26
Provision for income taxes (2)	6,324	62	6,386	10

Net income	$9,235	$899	$10,134	16%

Net income per share:
Basic – common stock	$0.41	$0.04	$0.45
Diluted – common stock	$0.36	$0.03	$0.39
Weighted-average number of shares used in per share amounts:
Basic – common stock	22,643	22,643	22,643
Diluted – common stock	25,746	25,746	25,746

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	Non-GAAP results exclude the income tax impact of the stock-based compensation expense listed in item (1) above.